MAPLES AND CALDER
BVI | CAYMAN | HONG KONG | JERSEY | LONDON


Our ref        JST/610333.02
Your ref

Origin Agritech Limited                          Direct:   +1 284 494 3384
c/o 625 Broadway                                 Cell:
Suite 1111                                       E-mail:
San Diego, California 92101                      jose.santos@maplesandcalder.com
USA


27 June 2005

Dear Sirs

Origin Agritech Limited (the "Company")

We have been asked as special British Virgin Islands counsel to Origin Agritech Limited, a British Virgin Islands company (the "Company") to provide this legal opinion in connection with the registration under the United States Securities Act of 1933, as amended (the "Securities Act"), for issuance to the security holders of Chardan China Acquisition Corp., a Delaware corporation ("Chardan") pursuant to a merger of Chardan with and into the Company, of (i) 4,025,000 Units, with each Unit consisting of one share of the Company's ordinary shares, of no par value (the "Common Stock"), and warrants to purchase two shares of the Company's Common Stock (the "Warrants"), (ii) 875,000 shares of Common Stock,
(iii) 350,000 Units (the "Purchase Option Units"), (iv) all shares of Common Stock and all Warrants issued as part of the Units and the Purchase Option Units, and (v) all shares of Common Stock issuable upon exercise of the Warrants included in the Units and Purchase Option Units. This opinion is given in accordance with the terms of the Legal Matters section of the Registration Statement (as defined below).

                                                    Maples and Calder
                                                    PO Box 173, Sea Meadow House
                                                    Road Town
                                                    Tortola
                                                    British Virgin Islands

                                                    Tel: +1 284 494 3384
                                                    Fax: +1 284 494 4643

                                                    www.maplesandcalder.com
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MAPLES AND CALDER
BVI | CAYMAN | HONG KONG | JERSEY | LONDON                                     2

1 We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1 A registered agent's certificate dated 27 June 2005, issued by Maples Finance BVI Limited, the Company's registered agent, (a copy of which is attached as Annexure A) (the "Registered Agent's Certificate").

1.2 The public records of the Company on file and available for public inspection at the Registry of Corporate Affairs in the British Virgin Islands (the "Registry of Corporate Affairs") on 10 June 2005 including:

      1.2.1 the Company's Certificate of Incorporation; and

      1.2.2 the Company's Memorandum and Articles of Association.

1.3 the Registration Statement on Form S-4, Number 333-124709 provided to us (the "Registration Statement") filed by the Company with the United States Securities and Exchange Commission for the purpose of registering the Units, Common Stock, Warrants and Purchase Option Units.

1.4 We have also made such other enquiries and reviewed such matters of law and examined the originals, photocopies, certified or otherwise identified to our satisfaction, of such other documents, records, agreements and certificates as we have considered relevant for the purposes of giving the opinion expressed below.

2 This opinion is confined to and given on the basis of the laws of the British Virgin Islands at the date hereof and as currently applied by the courts of the British Virgin Islands. We have not investigated and we do not express or imply nor are we qualified to express or imply any opinion on the laws of any other jurisdiction.

3     Based on the foregoing, we are of the opinion that:

3.1 The Company is a company limited by shares, duly incorporated, validly existing and in good standing as a separate legal entity under the laws and regulations of the British Virgin Islands.

3.2 The Company has full statutory authority, corporate power and legal right to own, lease and operate its properties and to conduct its business as described in the Registration Statement.

3.3 The Units, the Common Stock, the Warrants and the Purchase Option Units to be issued to the security holders of Chardan at the consummation of the merger of Chardan and the Company, and the Warrants and Common Stock issuable upon exercise of the Purchase Option Units and Warrants, when issued and sold in accordance with their governing instruments and in the manner described in the Registration Statement, will be duly authorized, validly issued, fully paid and non assessable

3.4 Each of the Purchase Option Units and Warrants constitutes legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent indemnification provisions contained such documents, if any, may be limited by applicable law and consideration of public policy.

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4     In connection with the above opinion, we hereby consent:

4.1 to the use of our name in the Registration Statement, the prospectus constituting a part thereof and all amendments thereto under the caption "Legal Matters"; and

4.2   to the filing of this opinion as an exhibit to the Registration Statement.

This opinion is addressed to you and may be relied upon by you and your counsel. This opinion is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matter.

Yours faithfully

/s/ Maples and Calder

MAPLES AND CALDER